UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

PIPER JAFFRAY COMPANIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11( a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

E-mail to all employees/Piper Jaffray Intranet Posting Dated March 17, 2011
Subject Line/Headline:
WATCH FOR E-MAIL WITH SUBJECT: “PIPER JAFFRAY COMPANIES Annual Meeting”
Employees who hold shares of Piper Jaffray at BNY Mellon (either in restricted form or vested), or in the Piper Jaffray Companies Retirement Plan will be receiving an e-mail on March 18, 2011 with the subject line of “PIPER JAFFRAY COMPANIES Annual Meeting”. PLEASE DO NOT DELETE THIS E-MAIL AND TAKE PROMPT ACTION TO VOTE YOUR SHARES BY MARCH 31ST. The e-mail contains a unique control number which is required in order to vote your shares.
Employees who are shareholders of Piper Jaffray are encouraged to vote according to the Board of Directors’ recommendation on key business items to be addressed at the May 4 annual meeting of shareholders:
•	FOR all of the nominees for director;

•	FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the year ending December 31, 2011;

•	FOR the advisory resolution approving the compensation of our officers included in the proxy statement, or a “say-on-pay” vote; and

•	THREE YEARS for the advisory vote on the frequency of future say-on-pay votes.
If you hold shares in a personal brokerage account, you will receive information in the mail with voting instructions. If you receive both an e-mail and a mailing, it is important that you submit votes for all shares held.
Employees own a significant amount of Piper Jaffray common stock and it is critical that you vote your shares.
Form of e-mail to individual employees
On March 18, you received information to vote your Piper Jaffray shares held at BNY Mellon (either in restricted form or vested) or in the Piper Jaffray Companies Retirement Plan. Your vote is important. Please look for the e-mail that you received, and vote your shares as soon as possible. The process is easy and takes only a few minutes.
If you have questions or need assistance, please let me know.